Exhibit 10.6

Asset Purchase Agreement

THIS AGREEMENT is made on July 25th, 2018 between Hyten Global, LLC., a Utah limited liability corporation and wholly-owned subsidiary of Sharing Services, Inc a Nevada Corporation, with its principal place of business at 1700 Coit Drive suite #100 Plano.  Texas 75075 hereinafter referred to as the "Buyer" and Hyten Global LLC., a Utah limited liability corporation and-all of its owned or controlled companies, with its principal place of business at 9815 South Monroe Suite #306 Sandy, UT 84070, hereinafter referred to as the "Seller" and shall be EFFECTIVE on August l st 2018.

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase of Assets.

Seller shall sell to Buyer and Buyer shall purchase from Seller, on the terms and conditions set forth in this Agreement, all of the owned assets and property of Hyten Global, LLC and all of its owned companies listed as part of this agreement, as determined by a complete inventory and accounting to be taken and listed in Exhibit "A"" on day of closing, to wit; all of the fixtures, equipment, and other tangible assets, the trade, business name, and listing, goodwill, electronic assets. Intellectual property, technology, websites, domains and all other intangible assets of the Seller.

This purchase and sale is limited to the assets specifically set forth in this Agreement, and Buyer shall not assume any liabilities of its individual shareholders, directors, officers, affiliates, creditors, parent or subsidiary companies, if any other than what liabilities are listed on Exhibit "B". and specifically documented. Seller also agrees that all future assets being acquired will be branded "Elepreneur", which is Byers wholly owned subsidiary.

2. Purchase of Certain Liabilities with Contingencies.

Buyer shall purchase specific liabilities of Seller as listed in Exhibit "B" and shall pay those liabilities only as outlined in this paragraph, to wit; Buyer shall make any interest payments due on any liability listed in Exhibit “B” and shall not be required to pay on any principal or any note due until the revenues of the Company exceed the approved Budget as listed in Exhibit "C" and the salaries of Principal are met as also listed in Exhibit “C” and only then will the principal will start being paid. Buyer only solely accepts the long-term liabilities of the notes listed on Exhibit “B”.

3. Acceptance of Existing and Future Operating Budget.

Seller and Buyer both agree that this asset purchase is in the best interest of both parties and in order to for both parties to benefit from this agreement a proper transition should be put in place including key employees, technology and business practices for both parties to benefit. In valuable consideration of the asset purchase Buyer has accepted to be responsible to all monthly expense at the time of the transaction as listed in Exhibit ·"C" and will review this budget quarterly to increase or decrease the items listed in Exhibit "C" in the best interest of the Company, however the budget can be adjusted at the sole discretion of the '48uyer".

4. Purchase Price.

The purchase price for the assets is $10.00 (ten dollars) and other valuable consideration as listed in this agreement, specifically listed in Exhibit "B, C and E".

5. Payment of Purchase Price.

On execution of this Agreement, Buyer shall deposit the sum of $0.00 in the escrow described in Paragraph 4. The remainder of the purchase price, of $10.00, is hereby accepted and acknowledged by Seller when this agreement is fully executed, and effective date is reached.

6. Closing and Escrow.

a.

The Closing date shall be August 1st, 2018, provided there are no unforeseen delays. Closing shall not be later than 0 (zero) calendar days after the designated closing date, unless a further extension is agreed upon in writing between the Buyer and Seller. If any of the parties intend to have a title company or escrow agent close the transaction, the parties shall mutually agree upon such company or agent with costs to be split between parties. Seller shall submit all documentation and other information requested by the Buyer that is needed to close the transaction. The parties shall fix a mutual time to close the transaction.

b.

On the Closing date the inventory, equipment, fixtures and all of the and other tangible assets. the trade. business name, and listing, goodwill, and all other intangible assets of the Business to be transferred at Sellers physical address and any other location will not be removed without the written consent of the Buyer by the way of a Bill of Sale and compliance with all the laws and governed policies of the State of Texas.

7. Representations by Seller.

Seller covenants and represents:

a.

That Seller is the sole owner of the Assets with full right to sell or dispose of it as Seller may choose, and no other person has any claim, right, title, interest, or lien in, to, or on the Seller or Assets, other than specially listed in Exhibit “A”.

b.

That Seller has no undischarged obligations affecting the Assets being sold under this Agreement. other than specially listed in Exhibit “A”.

c.

That there are presently and will be at the time of closing, no liens or security interests against the property and Assets being transferred herein. other than specially listed in Exhibit "A".

d.

Consents. No consent or other approval governmental entity, Board of Directors, or any other person is necessary in connection with the execution of the Agreement, or the consummation by Seller of the Assets by Buyer in the manner previously conducted by Seller.

e.

Inventory. The Inventory is merchantable and fit for its intended use and is free of any material defects in workmanship. The finished goods Inventory is of a type, quantity, and quality usable and salable in the ordinary course of business.

f.

Payment of Taxes. Seller represents and warrants that Seller has paid, or will arrange for the full payment of, all taxes owed by Seller on account of the Business, any funds owed to its employees and any other any items, prior to the closing date, unless specifically listed in Exhibit “D”.

h.

Licenses. Permits and Consents. There are no licenses or permits currently required by the Seller for the satisfaction of the sale of Assets or this Agreement, or Seller and Buyer has obtained the proper licenses or permits in order to effectuate this Agreement.

i.

Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal. state. municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

j.

Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditure that will be required with respect to any of Seller's facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

k.

Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished  to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

I.

Liabilities. Seller has as of the purchase date and shall have on the closing date no liabilities of any kind whatsoever, contingent, or otherwise that will affect Buyer in any way, unless specifically listed in Exhibit "'B".

8. Indemnification Provisions.

It is agreed by and between the parties that the Seller shall jointly and severally indemnify and hold Buyer and its assigns harmless from any and all claims of any nature whatsoever, unless specifically listed in Exhibit "A, B C, D and E'', including without limitation:

a.

Tort claims; Any creditor claims; and

b.

Any claims that may be made hereinafter on account of federal and state franchise taxes, Social Security taxes, sales taxes, unemployment taxes, and all other taxes of whatever nature or form on account of the operation of Business ending on and accruing up to the closing date.

c.

Any claims for wages, vacation, sick pay, or fringe benefits claimed by Seller's employees for periods prior to the closing date. Seller shall furnish Buyer with a list of all Business's employees, full- and part-time, their current rate of compensation, and fringe benefits, for purposes of disclosure. Buyer makes no warranties or guaranties regarding employment of any of Seller's employees.

9. Covenants of Seller.

The Seller covenants with the Buyer as follows:

a.

The Bill of Sale to be delivered at the closing date will transfer all the Assets enumerated in Exhibit "4 A" free and clear of all encumbrances and will contain the usual warranties;

b.

Seller assumes all risk of loss, damage, or destruction to the Assets subject to this Agreement until the closing. If the Assets are damaged or lost prior to Closing such that their valuation is affected, Seller agrees to negotiate in good faith a reasonable reduction in the Payment Purchase Price to account for the lost value of the Assets.

10. Inventory of Assets.

A complete inventory of the stock in trade, merchandise, and other tangible assets to be sold and purchased under this Agreement shall be taken on August 1s1, 2018 by Both Parties. Operation of the Business will be suspended immediately prior to the taking of the inventory and will remain suspended until after the closing, unless doing so would cause a depreciation of any Asset(s).

Any Asset(s) which would end up losing value, or otherwise becoming encumbered, based on suspension of operation, may remain in use until the Asset(s) can be transferred to Buyer with the purpose of retaining the maximum value until the execution and complete satisfaction of this Agreement.

11. Bulk Sales Compliance.

The Seller shall comply with applicable bulk sales legislation.

12. Schedules.

Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

13. Entire Agreement.

This Agreement constitutes the sole and only agreement between Buyer and Seller respecting the Business or the sale and purchase of it. This Agreement correctly sets forth the obligations of Buyer and Seller to each other as of its date. Any additional agreements or representations respecting the Business or its sale to Buyer not expressly set forth in this Agreement are null and void, unless otherwise required by law. Both parties agree to waive rights as to any conflicting laws which may nullify this Agreement to the full extent allowable by law.

14. Conditions Precedent of Buyer.

The obligations of the Buyer hereunder are subject to the conditions that on or prior to the closing date:

a.

Representations and Warranties True at Closing. The representations and warranties of the Seller contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

b.

Seller's Compliance with Agreement. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement.

c.

Resolutions and Seller's Certificate. The Seller shall have delivered to the Buyer copies of the resolutions of the board of directors of the Seller authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by its secretary or assistant secretary, together with a certificate of an officer of the Seller, dated the closing date, certifying in such detail as the Buyer may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) above.

d.

Injunction. On the closing date, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

e.

Approval of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

t:

Casualty. The purchased Asset(s) or any substantial portion thereof shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the Closing occurs hereunder despite such casualty as a result of the waiver of this condition by Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

g.     Adverse Change. There shall have been between the purchase date and the closing date no material adverse change in the assets or liabilities or in the condition, financial or otherwise, or in the business, properties, earnings, or net worth of Seller.

15. Arbitration.

In the event the parties are not able to resolve any dispute between them arising out of or concerning this Agreement, or any provisions hereof, whether in contract, tort, or otherwise at law or in equity for damages or any other relief, then such dispute shall be resolved only by final and binding arbitration pursuant to the Federal Arbitration Act and in accordance with the American Arbitration Association rules then in effect. conducted by a single neutral arbitrator and administered by the American Arbitration Association in a location mutually agreed upon by the parties. The arbitrator's award shall be final, and judgment may be entered upon it in any court having jurisdiction. In the event that any legal or equitable action, proceeding or arbitration arises out of or concerns this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees. The parties agree to arbitrate all disputes and claims in regards to this Agreement or any disputes arising as a result of this Agreement, whether directly or indirectly, as a result of this Agreement. The parties agree that the Federal Arbitration Act governs the interpretation and enforcement of this provision. The entire dispute, including the scope and enforceability of this arbitration provision shall be determined by the Arbitrator. This arbitration provision shall survive the termination of this Agreement.

16. Costs and Expenses.

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

17. Miscellaneous Provisions.

a.

Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

b.

Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives. successors and assigns as permitted by this Agreement.

c.

Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties.

d.

Amendments. This Agreement may be amended by the Parties only by a written agreement to be mutually agreed.

e.

Attorneys' Fees. Should any arbitration or litigation be commenced between the parties to this Agreement concerning the rights and duties of either party in relation to the Business or this Agreement, the prevailing party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum and attorneys' fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

t

Signatories. This Agreement shall be executed on behalf of Hyten Global, LLC. and on behalf of Sharing Services, LLC. The Agreement shall be effective as of August Pt, 2018.

*This Asset Purchase Agreement is contingent on Hyten securing documentation approved buy "Buyer" from all previous investors that did not directly invest in Hyten, but other companies that Hyten may have possession of those companies of those assets.

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Seller: Hyten Global, LLC.

Hyten Global Asia Pte Ltd……………….... Singapore

Hyten Global Korea Co. Ltd………………. Korea

Hyten Global LTD………………………… Malta

Hyten Global Asia Inc…………………….  Seychelles

Hyten Global International Inc……………. Seychelles

Signature: _/s/ Gregory C. Baum

By: Gregory C. Baum "Tuffy", CEO

Date: July 25, 2018

Hyten Global (Thailand) Co. LTD………………… Thailand

Hyten Global Hong Kong Limited………………… Hong Kong

Hyten Global Hong Kong Limited Taiwan Branch...Taiwan

Signature: _/s/ David B. Price

By: David B. Price, Director

Date:  July 25, 2018

Buyer: Sharing Services, LLC.

 /s/ John "JT" Thatch

By: John "JT" Thatch, CEO Date: July 25, 2018

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Addendum to Asset Purchase Agreement

This Addendum to the AGREEMENT made on July 25th

2018 between Hyten Global, LLC., a

Utah limited liability corporation and wholly owned subsidiary of Sharing Services, Inc a Nevada Corporation, with its principal place of business at 1700 Coit Drive suite #100 Plano, Texas 75075 hereinafter referred to as the "Buyer" and Hyten Global LLC., a Utah limited liability corporation and all of its owned or controlled companies, with its principal place of business at 9815 South Monroe Suite #306 Sandy, UT 84070, hereinafter referred to as the "Seller" and shall be EFFECTIVE on August 1st 2018, will hereby closed and the asset purchase is hereby finalized as of August 17th 2018.

Both parties hereby agree that this transaction is hereby closed with the terms and conditions set forth in the original agreement include the finalized exhibits that are hereby attached. The exhibits that are dated today by hand are the exhibits that shall be effective as part of the agreement.

Exhibit "A" amended with several pages- Exhibit " B" amended with updated figures, Buyer will only accept the interest payments on all loans, or installment liabilities, if revenues cover the monthly budget. As stated in the original agreement in order to pay the principal balance down on behalf of Seller, the revenues must exceed the monthly budget at the time, which will be solely dete1mined and set by the Buyer. If revenues exceed the monthly budget "expenses" then up to 15% of those revenues will be utilized to pay of Seller Debt. However, the debt remains the Sellers until paid. Exhibit "C" Minimum Operating budget at the time is $30,000 monthly and will be increased solely at Buyer discretion for personnel and tools necessary to increase revenues. Exhibit "D" will remain as is.

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

To Close this asset purchase transaction as of today, August 17th, 2018

All other terms and conditions within the original agreement shall remain in full force. Hereby executed and agreed to this 17th day of August 2018.

Seller: Hyten Global, LLC.

Hyten Global Asia Pte Ltd……………….... Singapore

Hyten Global Korea Co. Ltd………………. Korea

Hyten Global LTD………………………… Malta

Hyten Global Asia Inc…………………….  Seychelles

Hyten Global International Inc……………. Seychelles

Signature: _/s/ Gregory C. Baum

By: Gregory C. Baum "Tuffy", CEO

Date: August 17, 2018

Hyten Global (Thailand) Co. LTD………………… Thailand

Hyten Global Hong Kong Limited………………… Hong Kong

Hyten Global Hong Kong Limited Taiwan Branch...Taiwan

Signature: _/s/ David B. Price

By: David B. Price, Director

Date:  August 17, 2018

Buyer: Sharing Services, LLC.

    /s/ John "JT" Thatch

By: John "JT" Thatch, CEO          Date: August 17, 2018

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